Exhibit 99.2

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL APPOINTS ALLEN HSIEH VICE PRESIDENT & CHIEF FINANCIAL OFFICER
Kent, WA — May 12, 2009 – Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today announced the appointment of Allen Hsieh as Vice President and Chief Financial Officer. Hsieh will oversee all of FLOW’s financial functions from the company’s headquarters in Kent, Washington and report directly to Charley Brown, Flow’s President and CEO. Hsieh joined FLOW on December 4, 2008 when he was appointed interim CFO.
“Allen has proven himself to be a very effective addition to our executive team, and we welcome his experience and leadership,” Charley Brown said. “Allen will play a strategic role as we continue to position the company for growth and return value to our shareholders.”
From 2003 to 2007, Hsieh was with InfoSpace, Inc., a publicly traded provider of online and mobile media products and services, most recently as Chief Financial Officer. From 2000 to 2003, Hsieh was Vice President, Finance at Terabeam Corporation, a provider of broadband wireless technology equipment and services. He was with PricewaterhouseCoopers LLP from 1985 to 2000, where he was a partner beginning in 1998. Mr. Hsieh has a B.A. in Business Administration from the University of Washington.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology for cutting and cleaning. Flow provides state-of-the-art ultrahigh-pressure (UHP) technology to numerous industries including automotive, aerospace, job shop, surface preparation, food and dozens more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2008 Flow International Corporation Form 10-K Report, filed with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding Mr. Hsieh’s future role with the Company. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.
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